Exhibit 99.1
Dollar Tree, Inc. to Host First Quarter Earnings Conference Call

CHESAPEAKE, Va. – May 7, 2026 – Dollar Tree, Inc. (NASDAQ: DLTR), will report financial results for the first quarter of fiscal year 2026 ended on May 2, 2026, before the stock market opens on Thursday, May 28, 2026, followed by a conference call for investors and analysts at 8 a.m. ET. Chief Executive Officer Mike Creedon and Chief Financial Officer Stewart Glendinning will discuss the company’s results and lead a question-and-answer session.

WHEN:	Thursday, May 28, 2026 8 a.m. Eastern Time

DIAL-IN:	Please dial (877) 407-3943 or (201) 689-8855 at least 10 minutes prior to the scheduled start time.

WEBCAST:	Available on the investor relations section of the company's website at https://corporate.dollartree.com/investors/news-events/ir-calendar.

REPLAY:
A recorded version of the call will be accessible approximately three hours after the completion of the call by dialing (877) 660-6853 or (201) 612-7415 and entering the passcode 13760394. The replay will be available for seven days after the call.

CONTACT:	Dollar Tree, Inc. Daniel Delrosario Senior Vice President, Investor Relations & Treasurer Investorinfo@dollartree.com DLTR-E